UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         HMG/COURTLAND PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         HMG/COURTLAND PROPERTIES, INC.
                            1870 South Bayshore Drive
                          Coconut Grove, Florida 33133

                         ------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 4, 2000
                         ------------------------------


                                                                   June 30, 2000

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of HMG/Courtland Properties, Inc. (the "Company") will be held at 10:30 A.M., on Friday, August 4, 2000 at the Grove Isle Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida for the following purposes:

     1.   To elect a Board of Directors;

     2. To act upon the approval of the renewal of the advisory agreement between the Company and HMG Advisory Corp.; and

     3. To transact such other business as may properly come before the meeting.

     The record date for determining shareholders entitled to notice of and to vote at the annual meeting is June 16, 2000.

     Enclosed is a copy of the Company's Annual Report for the fiscal year ended December 31, 1999.

     It is important, whether or not you plan to attend the meeting in person, that you fill in, sign and date the accompanying proxy and return it promptly in the postage prepaid envelope which is enclosed for your convenience. The signing and mailing of the proxy will not affect your right to vote your shares in person if you attend the meeting and desire to do so.

                                              By Order of the Board of Directors

                                                    Lawrence I. Rothstein
                                                    Secretary

                                 PROXY STATEMENT

                                       of

                         HMG/COURTLAND PROPERTIES, INC.


     The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders and is being mailed with this Proxy Statement to all shareholders on June 30, 2000. If a proxy card is properly signed and is not revoked by the shareholder, the shares of common stock of the Company (the "Shares") represented thereby will be voted at the meeting in accordance with the instructions, if any, of the shareholder. If no instructions are given, they will be voted for the election of Directors nominated by the Board of Directors and for approval of the new advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Advisor"). Any shareholder may revoke his proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

     Holders of Shares of record at the close of business on June 16, 2000 are entitled to notice of and to vote at the meeting. On that date, there were 1,019,635 Shares outstanding. Each Share is entitled to one vote on all business of the meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the meeting.
Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. As of June 16, 2000, Transco Realty Trust ("Transco"), 1870 South Bayshore Drive, Coconut Grove, Florida 33133, was the beneficial owner of 477,300 Shares, or 47% of the outstanding Shares. As of June 16, 2000, Emanuel Metz, CIBC Oppenheimer Corp., One World Financial Center, 200 Liberty Street, New York, New York 10281, was the beneficial owner of 59,500 Shares, or 6% of the outstanding Shares. Beneficial ownership is based on sole voting and investment power.

     The Company has been advised by its officers and nominees for directors, and their affiliated shareholders, Transco, Courtland Group, Inc. ("CGI") and T.G.I.F. Texas, Inc. ("T.G.I.F."). that they intend to vote for the election of each of the nominees and for the approval of the Advisory Agreement. Such shareholders own in the aggregate 567,030 shares, or 56% of the outstanding Shares. As a result, each of the nominees is expected to be elected as a Director and the Advisory Agreement is expected to be approved. As noted below, certain Directors of the Company are affiliated with principal shareholders of the Company and are principal shareholders, directors and officers of the Advisor. See "Election of Directors" below for information concerning holders who may be deemed to own beneficially more than 5% of the outstanding shares.

                              ELECTION OF DIRECTORS

     The entire Board of Directors will be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until the election and qualification of their successors. In the event any nominee should not continue to be available for election, proxies may be voted for the election of a substitute nominee or the Board of Directors may elect to reduce the number of Directors. The Board of Directors has no reason to anticipate that any nominee will not be available for election. All of the nominees have been elected previously by the shareholders.


     An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for the election of each Director.

     Set forth in the table below is certain information about each current Director, each nominee for Director and the Shares held by all Directors and executive officers as a group.


                                                                   Shares Held as of June 16, 2000(1)
                                                                   ----------------------------------

                              Principal Occupation or       Shares Owned       Additional Shares in
Name, Age, Year First         Employment During the         by the             which the Nominee
Became a Director or          Past Five Years Other         Nominee or         has, or Participates
Officer of the Company        than with the Company         Members of         in, the Voting or         Total Shares and
                              and Other Information         His Family(1)      Investment Power(2)       Percent of Class
----------------------------- ----------------------------- ------------------ ------------------------- ---------------------
Maurice Wiener                Chairman of the Board             35,100(4)             541,830(3)                576,930
 58-1974                      and Chief Executive                                                                 53%
 Chairman of the Board        Officer of the Advisor;
 of Directors, and Chief      Executive Trustee,
 Executive Officer            Transco Realty Trust;
                              Director, T.G.I.F. Texas,
                              Inc.; Chairman of the
                              Board and Chief
                              Executive Officer of CGI

Lawrence I. Rothstein         Director, President,              25,000(4)             541,830(3)                566,830
 47-1983                      Treasurer and Secretary                                                             52%
 Director, President,         of Advisor; Trustee and
 Treasurer and Secretary      Vice-President of
                              Transco; Director,
                              President, and Secretary
                              of CGI; Vice-President of
                              T.G.I.F. Texas, Inc.

                                                           2


                              Principal Occupation or       Shares Owned       Additional Shares in
Name, Age, Year First         Employment During the         by the             which the Nominee
Became a Director or          Past Five Years Other         Nominee or         has, or Participates
Officer of the Company        than with the Company         Members of         in, the Voting or         Total Shares and
                              and Other Information         His Family(1)      Investment Power(2)       Percent of Class
----------------------------- ----------------------------- ------------------ ------------------------- ---------------------

Walter G. Arader              President, Arader, Herzig         13,000(4)                  0                    13,000
 80-1977                      and Associates, Inc.                                                                1%
 Director                     (financial and
                              management
                              consultants); Director,
                              Unitel Video, Inc.;
                              Former Secretary of
                              Commerce,
                              Commonwealth of
                              Pennsylvania

John B. Bailey                Real estate consultant;            7,100(4)                  0                     7,100
 73-1971                      Retired CEO, Landauer                                                                *
 Director                     Associates, Inc. (real
                              estate consultants)
                              (1977-1988)

Harvey Comita                 Business Consultant;               5,000(4)             477,300(5)                482,300
 70-1992                      Trustee, Transco Realty                                                             44%
 Director                     Trust; President and
                              Director of Pan-Optics,
                              Inc. (1971-1991);
                              Director of Mediq,
                              Incorporated (1981-1991)


All 5 Directors and                                              95,200(4)            541,830(3)                637,030
Executive Officers as a                                                                                           58%
Group

---------------------------

*        Less than one percent

(1) Unless otherwise indicated, beneficial ownership is based on sole voting and investment power with respect to the Shares.

(2) Shares listed in this column represent Shares held by entities with which the Directors or officers are associated. The Directors, officers and members of their families have no ownership rights in the Shares listed in this column. See note 3 below.

(3) This number includes the number of Shares held by Transco (477,300 Shares), CGI (54,530 shares) and T.G.I.F. Texas, Inc. ("T.G.I.F.") (10,000 shares). Several of the Directors of the Company are directors, trustees, officers or shareholders of Transco, CGI and T.G.I.F.

                                        3

     Mr. Wiener is the executive trustee of Transco and holds 37% of its stock. Mr. Wiener is also director and officer of CGI which owns 32% of Transco's stock. Mr. Wiener is Chairman of the Board, Chief Executive Officer and a 40% shareholder of CGI. Mr. Wiener is a director and 18% shareholder of TGIF. Mr. Wiener is the cousin of Bernard Lerner, Vice President of the Company and Vice President of the Advisor.

     For information concerning relationships of certain directors and officers of the Company to the Advisor, see "Approval of Advisory Agreement."

     As a result of these relationships, the persons named above may be deemed to share investment power and voting power of Shares held by each firm with which they are associated in conjunction with a number of other persons, including in several cases persons who are neither directors nor officers of the Company.

(4) This number includes options granted under the 1990 Stock Option Plan, none of which have been exercised. These options have been granted to Mr. Wiener, 30,000; Mr. Rothstein, 15,000; 5,000 each to Mr. Arader, Mr. Bailey, and Mr. Comita; and a total of 10,000 to two officers who are not directors. Reference is made to "Compensation of Directors and Executive Officers and Other Transactions" for further information about the 1990 Stock Option Plan.

(5) This number represents the number of shares held by Transco, of which Mr. Comita is a Trustee.

Meetings of the Board of Directors

     The Board of Directors held three meetings during 1999. During this period all of the Directors of the Company attended at least 75% of the total number of meetings of the Board and any Committee of which they were a member.

Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Stock Option Committee. The Company does not have a Compensation Committee or a Nominating Committee.

     Messrs. Comita and Arader were appointed to the Audit Committee by the Board of Directors. The primary responsibilities of the Audit Committee are to review the annual financial statements of the Company and to examine and consider such other matters in relation to the internal and external audit of the Company's accounts and in relation to the financial affairs of the Company and its accounts as the Committee may, in its discretion, determine to be desirable. The Audit Committee met three times during 1999.

     Messrs. Arader and Bailey serve as members of the Stock Option Committee. The Committee is authorized to grant options to officers and key employees of the Company. The Stock Option Committee did not meet during 1999.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Executive officers receive no cash compensation from the Company in their capacity as executive officers. Executive officers are eligible to receive stock options pursuant to the 1990 Stock Option Plan.

     Compensation of Directors. Each Director receives an annual fee of $5,000, plus expenses and $500 for each meeting attended of the Board of Directors.

     Grant of Options. During 1999, the Stock Option Committee, under the 1990 Stock Option Plan, did not grant any options.

                                          December 31, 1999 Option Values

                                                Number of Securities                   Value of Unexercised
                                               Underlying Unexercised               In-the-Money Options as of
                                           Options as of December 31, 1999            December 31, 1999 (1)
                Name                          Exercisable/Unexercisable             Exercisable/Unexercisable
------------------------------------- ----------------------------------------- ----------------------------------
           Maurice Wiener                             30,000/0                                 $0/0
       Chief Executive Officer

        Lawrence I. Rothstein                         15,000/0                                 $0/0
         Director, President

          Walter G. Arader                             5,000/0                                 $0/0
              Director

           John B. Bailey                              5,000/0                                 $0/0
              Director

            Harvey Comita                              5,000/0                               $3,750/0
              Director

(1) This value is based on the December 31, 1999 closing price for the Company's Shares on the American Stock Exchange of $43/4or $4.75, per Share.


     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of change in beneficial ownership of the Company's Shares. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all executive officers and directors of the Company complied with the Section 16(a) filing requirements for the fiscal year ended December 31, 1999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discussion describes the organizational structure of the Company's subsidiaries and affiliates.

Transco Realty Trust ("Transco").
--------------------------------

     Transco is a publicly-held 47% shareholder of the Company. Mr. Wiener is the executive trustee and an officer of Transco and holds approximately 37% of Transco's stock. Mr. Rothstein serves as a trustee and an officer of Transco. Mr. Comita serves as a trustee of Transco.

Courtland Group, Inc.  ("CGI").
------------------------------

     CGI served as the Company's investment advisor until January 1, 1998 and owns approximately 32% of Transco's stock and approximately 5% of the Company's common stock. Mr. Wiener is Chairman of the Board and a 40% shareholder of CGI. Mr. Rothstein serves as Director and President of CGI. CGI served as the Company's investment advisor until December 31, 1997.

HMG Advisory Corp. (the "Advisor").
----------------------------------

     The Advisor is majority-owned by Maurice Wiener, its Chairman and CEO. As of December 31, 1999 and 1998 the Advisor owed the Company approximately $157,000 and $11,000, respectively. Such sum bears interest at the prime rate plus 1% and is due on demand.

Effective December 1, 1999, the Advisor began leasing it's executive offices from CII pursuant to a lease agreement. This lease agreement is at the going market rate for similar property and calls for base rent of $48,000 per year payable in equal monthly installments. Additionally, the Advisor is responsible for all property insurance, utilities, maintenance and security expenses relating to the leased premises. The lease term is five years.

Courtland Investments, Inc. ("CII").
-----------------------------------

     The Company owns a 95% non-voting interest in CII. The other 5% (which represents 100% of the voting stock) is owned by a wholly-owned subsidiary of Transco. In May 1998, the Company and the Transco subsidiary entered into a written agreement in order to confirm and clarify the terms of their previous continuing arrangement with regard to the ongoing operations of CII, all of which provide the Company with complete authority over all decision making relating to the business, operation, and financing of CII consistent with its status as a real estate investment trust.

     CII and its wholly-owned subsidiary own 100% of Grove Isle Club, Inc., Grove Isle Yacht Club Associates and Grove Isle Marina, Inc. CII also owns 15% of Grove Isle Associates, Ltd., and the other 85% is owned by the Company.

HMG-Fieber Associates ("Fieber").
--------------------------------

     The Company also owns a 70% interest in Fieber and the other 30% is owned by NAF Associates ("NAF"). See "Inquiry and Litigation Relating to HMG-Fieber Associates and HMG- Fieber Wallingford Associates."

The following discussion describes all material transactions, receivables and payables involving related parties. Except for the issues raised in the litigation described below, all of the transactions described below were on terms as favorable to the Company as comparable transactions with unaffiliated third parties. Reference is made to the description below concerning the litigation involving two former directors of the Company and their interests in Fieber and HMG-Fieber Wallingford Associates.

The Advisor.
-----------

     The day-to-day operations of the Company are handled by the Advisor. Reference is made to "Approval of Advisory Agreement" below for further information about the duties and remuneration of the Advisor.

CGI.
---

     As of December 31, 1999 and 1998, CGI owed the Company $233,000 and $205,000, respectively. Such sums bear interest at the prime rate plus 1% and are due on demand.

Transco.
-------

     As of December 31, 1999, the Company has a note and accrued interest receivable from Transco of $444,000 compared to $475,000 as of December 31, 1998. This note bears interest at the prime rate and is due on demand.

CII - T.G.I.F. Texas, Inc.
-------------------------

     CII owns approximately 49% of the outstanding shares of T.G.I.F. Texas, Inc. ("T.G.I.F."). Mr. Wiener is a director and officer of T.G.I.F and owns, directly and indirectly, approximately 18% of the outstanding shares of T.G.I.F. As of December 31, 1999 and 1998, T.G.I.F. had amounts due from Mr. Weiner in the amount of approximately $520,000 and $388,000, respectively. These amounts are due on demand and bear interest at the prime rate. Also, T.G.I.F. owns 10,000 shares of the Company. The Advisor receives a management fee of $18,000 per year from T.G.I.F.

     As of December 31, 1999 and 1998, CII owed approximately of $3.4 million and $3.2 million, respectively to T.G.I.F. All advances between CII and T.G.I.F. are due on demand and bear interest at the prime rate plus 1%.

CII- Grove Isle.
---------------

     In 1986, CII acquired from the Company the rights to develop the marina at Grove Isle for a promissory note of $620,000 payable in 10 years at an annual interest rate equal to the prime rate. The principal matures on January 2, 2001. Interest payments are due each January 2. Because the Company consolidates CII, the note payable and related interest income are eliminated in consolidation.

Transco - South Bayshore Associates ("SBA").
-------------------------------------------

     SBA is a joint venture in which Transco and the Company hold interests of 25% and 75%, respectively. The major asset of SBA is a demand note from Transco, bearing interest at the prime rate, with an outstanding balance of approximately $444,000 in principal and interest as of December 31, 1999 compared to a balance of $475,000 as of December 31, 1998.

     The Company holds a demand note from SBA bearing interest at the prime rate plus 1% with an outstanding balance as of December 31, 1999 of approximately $1,000,000, in principal and accrued interest, compared to a balance of $994,000, in principal and accrued interest, as of December 31, 1998. No payments were made in 1999 and 1998, and accrued and unpaid interest was not capitalized. Because the Company consolidates SBA, the note payable and related interest income are eliminated in consolidation.

Inquiry and Litigation Relating to HMG-Fieber Associates and HMG-Fieber Wallingford Associates.
--------------------------------------------------------------------------------

     The Company has made certain claims and taken certain other actions against Lee Gray, a former officer and Director of the Company, Norman A. Fieber, a former Director of the Company, and certain related parties. The Company's claims and actions arose from the failure of Messrs. Gray and Fieber to disclose Mr. Gray's and Mr. Gray's sister's interest in the Company's HMG-Fieber Wallingford Associates and HMG-Fieber Associates joint ventures (the "Joint Ventures") and the inquiry into Messrs. Gray's and Fieber's failure to disclose Mr. Gray's and Mr. Gray's sister's interest in HMG-Fieber Associates by a Special Committee appointed by the Board of Directors. A summary of the resulting litigation follows.

HMG Courtland Properties, Inc. v. Lee Gray et al.
-------------------------------------------------

     On July 2, 1997, the Company filed suit in the Court of Chancery of the State of Delaware in and for New Castle County against Lee Gray (individually and as a partner in Martine Avenue Associates); Norman A. Fieber (individually and as a partner in NAF Associates); Betsy Gray Saffell (Lee Gray's sister) (individually and as a partner in Martine Avenue Associates); Martine Avenue Associates, a New York general partnership in which Mr. Gray and Mrs. Saffell are the general partners ("Martine"); NAF Associates, a Connecticut general partnership in which Mr. Fieber and Martine are general partners and the Company's joint venture partner in HMG-Fieber Associates ("NAF"); and The Jim Fieber Trust, a trust for The Fieber Group (beneficiaries include Mr. Fieber and Martine) and the Company's joint venture partner in HMG-Fieber Wallingford Associates (the "Trust"). James A. Fieber, son of Norman A. Fieber, serves as a trustee of the Trust. NAF and the Trust were dismissed from the case because the Delaware court determined that it did not have personal jurisdiction over those two entities.

     On July 12, the Delaware Court of Chancery found that Norman Fieber and Lee Gray breached their fiduciary duties of loyalty and care and defrauded the Company. On August 31, 1999 the court issued a final order and judgment. The monetary award to the Company was $4,538,294 of which Mr. Lee Gray, Mrs. Betsy Gray Saffell and Mr. Norman Fieber are jointly and severally liable for $3,340,776. Mr. Lee Gray is also liable for the balance of the award in the amount of $1,197,518. Of the total amount of the award, approximately $4,363,000 has been collected (plus post judgment interest of approximately $76,000). HMG is continuing in its efforts to collect the remaining balance of approximately $175,000 (plus post judgment interest) which Lee Gray is solely liable pursuant to the Court's order. Approximately $200,000 was paid to Transco pursuant to a sharing agreement with the Company and is reflected as a reduction to income from litigation.

     The  HMG-Fieber  joint  venture  has  been  restructured  in  view  of  the divestiture of Lee Gray's interest and the limitations on the ongoing participation of Norm Fieber pursuant to the Order of the Court. HMG's interest in the joint venture was increased from 65% to approximately 70% and HMG is managing representative of the venture.

Lee Gray v. HMG/Courtland Properties, Inc. et al (the "Florida Litigation").
---------------------------------------------------------------------------
     On January 7, 2000, this lawsuit was withdrawn against the Company and its officers and directors. The following summarizes the lawsuit.

     On May 22, 1997, Lee Gray, a former director and officer and a shareholder of the Company and a former officer and director and a shareholder of Courtland Group, Inc. ("CGI"), which served as the Company's advisor pursuant to an advisory agreement which expired December 31, 1997, filed suit in the Circuit Court of the 11th Judicial Circuit in and for Dade County, Florida against the following defendants: (i) the Company; (ii) all of the directors and certain of the officers of the Company and of CGI; (iii) CGI; and (iv) HMG Advisory Corp., a Delaware corporation that has served as the Company's advisor since January 1, 1998.

     In his lawsuit, Mr. Gray, individually and derivatively as a shareholder of CGI, alleged, among other things, that his removal as an officer of the Company, his failure to be nominated for reelection as Director of the Company, his subsequent removal as an officer and director of CGI and the Board of Directors' decision not to renew the Company's former advisory agreement with CGI, were the product of a conspiracy involving certain officers and Directors of the Company and of CGI who wanted to force Mr. Gray out of the Company and CGI, and to terminate the Company's advisory agreement with CGI, for their own financial gain. Mr. Gray also alleged that he was libeled in the discussion of the inquiry and the results thereof in certain documents, including documents filed with the Securities and Exchange Commission. Mr. Gray sought money damages, punitive damages, and temporary and permanent injunctive relief.

     On July 10, 1997, the Company filed a motion to dismiss the portion of the lawsuit directed against it and its directors. The motion to dismiss was granted on November 18, 1997. On December 1, 1997, Mr. Gray filed an amended complaint that sought to reinstate the libel claim against the Company. The Company moved to dismiss the amended complaint and the motion was denied. The parties then agreed to stay this suit pending the outcome of the Delaware litigation described above.

                         APPROVAL OF ADVISORY AGREEMENT

     The Advisory Agreement. At the 1997 annual meeting of shareholders, the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Advisor") was approved for a one-year term expiring on December 31, 1998. On April 7, 1998, the Board of Directors approved the renewal of the Advisory Agreement between the Company and the Advisor for a term commencing January 1, 1999 and expiring December 31, 1999. The Advisory Agreement was approved by a majority of the shareholders of the Company at the 1998 Annual Meeting of Shareholders.

     The Advisor is majority owned by Mr. Wiener with the remaining shares owned by certain officers, including Mr. Rothstein. The officers and directors of the Advisor are as follows: Maurice Wiener, Chairman of the Board and Chief Executive officer; Lawrence I. Rothstein, President, Treasurer, Secretary and Director; Carlos Camarotti, Vice President - Finance and Assistant Secretary; and Bernard Lerner, Vice President. On March 17, 2000, the Board of Directors approved the renewal of the Advisory Agreement. Under the terms of the Advisory Agreement, the renewal must be approved by the holders of a majority of the Shares. If the holders of a majority of the Shares approve the renewal of the Advisory Agreement, the Advisory Agreement will be renewed for a one-year term commencing on January 1, 2001 through December 31, 2001.


     The following description of the Advisory Agreement contains a summary of its material terms.

     General Provisions. The Advisory Agreement is not assignable without the consent of the unaffiliated Directors of the Company and the Advisor. The Advisory Agreement provides that officers, directors, employees and agents of the Advisor or of its affiliates may serve as Directors, officers or agents of the Company.

     Duties of Advisor. The Advisor in performing its duties under the Advisory Agreement is at all times subject to the supervision of the Directors of the Company and has only such authority as the Directors delegate to it as their agent. The Advisor counsels and presents to the Company investments consistent with the objectives of the Company and performs such research and investigation as the Directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company. Such functions include evaluation of the desirability of acquisition, retention and disposition of specific Company assets. The Advisor also is responsible for the day-to-day investment operations of the Company and conducts relations with mortgage loan brokers, originators and servicers, and determines whether investments offered to the Company meet the requirements of the Company. The Advisor provides executive and administrative personnel, office space and services required in rendering such services to the Company. To the extent required to perform its duties under the Agreement, the Advisor may deposit into and disburse from bank accounts opened in its own name any money on behalf of the Company under such terms and conditions as the Company may approve.

     Allocation of Expenses. Under the Advisory Agreement, the Advisor pays: all salary and employment expenses of its own personnel and of the officers and employees of the Company who are affiliates of the Advisor; all of the administrative, rent and other office expenses (except those relating to a separate office, if any, maintained by the Company) relating to its services as Advisor; and travel (to the extent not paid by any party other than the Company or the Advisor) and advertising expenses incurred in seeking investments for the Company.

     The Company is required to pay all expenses of the Company not assumed by the Advisor, including, without limitation, the following: (a) the cost of borrowed money; (b) taxes on income, real property and all other taxes applicable to the Company; (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; (d) fees and expenses of advisors and independent contractors, consultants, managers and other agents employed directly by the Company; (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Advisor, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repairs and improvement of property, and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests; (f) the expenses of organizing or terminating the Company; (g) all insurance costs (including the cost of Directors' liability insurance) incurred in connection with the protection of the Company's property as required by the Directors; (h) expenses connected with payment of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company, including a dividend reinvestment plan, if any; (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities and proxy solicitation materials and reports to holders of the Company's securities; (j) to the extent not paid by borrowers from the Company, the expenses of administering, processing and servicing mortgage, development, construction and other loans; (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (l) general legal, accounting and auditing fees and expenses; (m) salaries and other employment expenses of the personnel employed by the Company who are not affiliates of the Advisor, fees and expenses incurred by the Directors, officers and employees in attending Directors' meetings, and fees and travel and other expenses incurred by the Directors and officers and employees of the Company who are not affiliates of the Advisor.

     Expenses relating to the grant of options to all officers and employees of the Company under a plan approved by the shareholders of the Company are borne by the Company.

     Remuneration of the Advisor. For services rendered under the current advisory agreement, the Advisor is entitled to receive as regular compensation a monthly fee equal to the sum of (a) $55,000 (equivalent to $660,000 per year) and (b) 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month. In 1998 and 1999, the Advisor's annual regular compensation amounted to $660,000.

     The Advisory Agreement also provides that the Advisor shall receive incentive compensation for each fiscal year of the Company equal to the sum of
(a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary non-recurring items of income of the Company for such year, and (b) 10% of the amount, if any, by which Net Profits of the Company exceed 8% per annum of the Average Net Worth of the Company. "Net Profits" is defined as the gross earned income of the Company for such period (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Advisor, and minus all amounts expended for mortgage amortization on long-term mortgage indebtedness, excluding extraordinary and balloon payments. "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

     If and to the extent that the Company requests the Advisor, or any of its directors, officers, or employees, to render services for the Company, other than those required to be rendered by the Advisor under the Agreement, such additional services are to be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms must be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Advisor. CGI received incentive fees of $80,000 in 1998. The Advisor received $30,000 in 1998 and 1999 for managing certain of the Company's affiliates.

     Set forth below is the aggregate compensation paid to the Advisor during the two fiscal years ended December 31, 1998 and 1999:

         Form of Compensation                                               Amount
         --------------------                                               ------
                                                                   1998                 1999
                                                                   ----                 ----
Regular Compensation..................................     $     660,000             $  660,000
20% of Unrefunded Commitment Fees.....................               -0-                    -0-
Incentive.............................................           212,000                365,000
Management Fees.......................................            30,000                 30,000
                                                           -------------             ----------
Total.................................................     $     902,000             $1,055,000
                                                           =============             ==========

     Brokerage Fees Paid the Advisor. Under the Advisory Agreement, the Advisor and its affiliates are prohibited from receiving from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Advisor and its affiliates can receive normal brokerage commissions from borrowers in connection with transactions involving the Company, provided that such commissions are fully disclosed to all Directors of the Company and the Directors approve of the transaction and that such commissions (which to the extent paid by the borrower and retained by the Advisor or its affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of transaction involved. The Advisor and its affiliates may, subject to the same terms and conditions, receive normal brokerage commissions from sellers, buyers, lessees and other parties with whom the Company engages in transactions.

Management of the Advisor

     Set forth below are the names, offices with the Advisor and principal occupations of the current executive officers and directors of the Advisor.

         Names and Offices
         with the Advisor                                     Principal Occupation
         ----------------                                     --------------------

Maurice Wiener.......................................See "Election of Directors."
         Chairman of the Board of
         Directors and Chief
         Executive Officer
Lawrence I. Rothstein................................See "Election of Directors."
         President, Treasurer, Secretary
         and Director
Bernard Lerner.......................................Vice President of the Company.
         Vice President
Carlos Camarotti.....................................Vice President and Assistant Secretary of the
         Vice President-Finance and                  Company.
         Assistant Secretary

     The Directors recommend that the shareholders approve the Agreement. An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Agreement.

                             INDEPENDENT ACCOUNTANTS

     The  Company  has  engaged  BDO  Seidman,   LLP  ("BDO"),  its  independent
accountant for the fiscal year ended December 31, 1999, as its independent accountant for the fiscal year ending December 31, 2000.

     Representatives of BDO are not expected to be present at the meeting.


                             SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by Directors, officers and employees of the Company personally, by telephone or by telegraph.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any business other than those items referred to above to be presented for action at the meeting. However, should any other matters requiring a vote of the shareholders arise, the agents named in the accompanying proxy will vote in accordance with their own best judgment.

     In order for proposals of shareholders to be considered for inclusion in the proxy materials for presentation at the 2000 annual meeting of shareholders, such proposals must be received by the Company no later than April 1, 2001.

                             ----------------------


     A copy of the Annual Report on Form 10-KSB for the year ended December 31, 1999, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to: Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133.

                             ----------------------


             YOU CAN SAVE YOUR COMPANY ADDITIONAL EXPENSE BY SIGNING
                AND RETURNING YOUR PROXY AS PROMPTLY AS POSSIBLE

                        HMG/COURTLAND PROPERTIES, INC.
                                     Proxy
                 Solicited on Behalf of the Board of Directors

     The undersigned shareholder of HMG/COURTLAND PROPERTIES, INC. ("Company") hereby appoints MAURICE WIENER as attorney and proxy to vote as designated on the reverse all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Grove Isle Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida on Friday, August 4, 2000 at 10:30 a.m. and at any adjournment or adjournments thereof.


                  (Continued and to be signed on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                         HMG/COURTLAND PROPERTIES, INC.

                                 August 4, 2000

               | Please Detach and Mail in the Envelope Provided |
               V                                                 V

A[X] Please mark your
     votes as in this
     example.

1. Election of     FOR        WITHHELD       2. Proposal to approve renewal of
   Directors      [__]         [__]             the Advisory Agreement between
Nominees: M. Wiener                             the Company and HMG Advisory
          L. Rothstein                          Corp.    FOR   AGAINST   ABSTAIN
          W. Arader                                      [__]   [__]      [__]
          J. Bailey
          H. Comita                          3. In their discretion, upon such
FOR, except vote withheld from the following    other matters as may properly
nominee(s):                                     come before the meeting or any
____________________________________________    adjournment thereof, all in
                                                accordance with the Company's
                                                Proxy Statement, receipt of
                                                which is hereby acknowledged.

               This proxy when  properly  executed  will be voted in  accordance
               with   the   above   instructions.   In  the   absence   of  such
               specifications this proxy will be voted FOR Proposals 1 and 2.


               PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)___________________________________________ DATE __________
(Please sign exactly as your name appears hereon. Persons signing as executors, trustees, guardians, etc., please so indicate when signing.)